           WESTVACO CORPORATION AND CONSOLIDATED SUBSIDIARY COMPANIES
                Computation of Ratio of Earnings to Fixed Charges
                                   (unaudited)
                          (In thousands, except ratio)


                                                                                                            Nine Months Ended
                                                                                                                  31-Jul
                                      -------------------------------------------------------------     -----------   ------------
                                        1993      1994       1995      1996       1997      1998          1998             1999
                                      --------------------------------------------------------------------------------------------
Pre Tax Earnings from
  Continuing Operations                 $92,912  $161,906   $470,326  $335,956   $246,600  $204,413   B  $152,996   B     $137,503
Interest charges                         82,696   109,069    100,205    90,063     93,272   110,162   B    80,880   B       92,481
Interest factor portion of rentals        9,657    10,219     11,324    12,210     12,677    13,393   D    10,045   D       10,547
                                      --------------------------------------------------------------------------------------------
Earnings as adjusted                   $185,265  $281,194   $581,855  $438,229   $352,549  $327,968      $243,921         $240,531
                                      =============================================================      ========        =========
Fixed charges:
Interest charges, including
  capitalized interest                 $115,494  $114,947   $107,501  $105,312   $119,234  $130,914   C   $98,068   C     $100,136
Interest factor in rent charges           9,657    10,219     11,324    12,210     12,677    13,393   D    10,045   D       10,547
                                      --------------------------------------------------------------------------------------------
Total fixed charges                    $125,151  $125,166   $118,825  $117,522   $131,911  $144,307      $108,113         $110,683
                                      =============================================================      ========        =========

Ratio of earnings to fixed charges        1.480     2.247      4.897     3.729      2.673     2.273         2.256            2.173

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